Exhibit 99.2

Apple Inc.
Q2 2007 Unaudited Summary Data

									Year/Year
	Q1 2007		Q2 2006		Q2 2007		Sequential Change		Change
Operating Segments	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Americas	625	$3,498	494	$2,122	605	$2,447	- 3%	- 30%	22%	15%
Europe	491	1,711	316	966	433	1,249	- 12%	- 27%	37%	29%
Japan	70	285	82	309	79	283	13%	- 1%	- 4%	- 8%
Retail	308	1,139	154	636	275	855	- 11%	- 25%	79%	34%
Other Segments (1)	112	482	66	326	125	430	12%	- 11%	89%	32%

Total Operating Segments	1,606	$7,115	1,112	$4,359	1,517	$5,264	- 6%	- 26%	36%	21%

										Year/Year
							Sequential Change			Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units		Revenue	Units		Revenue
Product Summary
Desktops (2)	637	$955	614	$833	626	$914	- 2%		- 4%	2%		10%
Portables (3)	969	1,455	498	739	891	1,354	- 8%		- 7%	79%		83%
Subtotal CPUs	1,606	2,410	1,112	1,572	1,517	2,268	- 6%		- 6%	36%		44%

iPod	21,066	3,427	8,526	1,714	10,549	1,689	- 50%		- 51%	24%		- 1%
Other Music Related Products and Services (4)	NM	634	NM	485	NM	653	N	M	3%	N	M	35%
Peripherals and Other Hardware	NM	297	NM	264	NM	309	N	M	4%	N	M	17%
Software, Service and Other Sales	NM	347	NM	324	NM	345	N	M	- 1%	N	M	6%

Total Apple		$7,115		$4,359		$5,264			- 26%			21%

(1)   Other Segments include Asia Pacific and FileMaker.

(2)   Includes iMac, eMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(3)   Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(4)   Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM:  Not Meaningful